Exhibit 21.1

SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT

December 31, 2003

Company(1)	Organized Under Laws of	Percent of Voting Securities Owned(2)
CDS Engineering BV	The Netherlands	55%
Direct Measurement Corporation	Colorado	100%
FMC Airport Products Europe, S.L.	Spain	100%
FMC FoodTech Inc..	Delaware	100%
FMC FoodTech S.L.	Spain	100%
FMC G.m.b.H.	Germany	100%
FMC Kongsberg Metering A/S	Norway	100%
FMC Kongsberg Subsea A/S	Norway	100%
FMC SOFEC Floating Systems, Inc.	Texas	100%
FMC Subsea Service, Inc.	Delaware	100%
FMC Technologies (South Africa) Pty. Ltd.	South Africa	100%
FMC Technologies A.G.	Switzerland	100%
FMC Technologies A/S	Norway	100%
FMC Technologies Argentina, S.A.	Argentina	100%
FMC Technologies Australia Ltd.	Australia	100%
FMC Technologies B.V.	The Netherlands	100%
FMC Technologies CV.	The Netherlands	100%
FMC Technologies de Mexico, S.A. de C.V.	Mexico	100%
FMC Technologies do Brasil S.A.	Brazil	100%
FMC Technologies Finance B.V.	Belgium	100%
FMC Technologies Hong Kong Limited	Hong Kong	100%
FMC Technologies Italia S.p.A.	Italy	100%
FMC Technologies Limited	England	100%
FMC Technologies N.V.	Belgium	100%
FMC Technologies Nigeria Limited	Nigeria	100%
FMC Technologies S.A.	France	100%
FMC Technologies S.L.	Spain	100%
FMC Technologies Singapore Pte. Ltd.	Singapore	100%
FMC Wellhead Equipment Sdn. Bhd.	Malaysia	100%
Frigoscandia Equipment AB	Delaware	100%
Frigoscandia Equipment Holding AB	Delaware	100%
Frigoscandia Equipment Iberica S.L.	Spain	100%
Frigoscandia Equipment International AB	Sweden	100%
GTL Microsystems AG	Switzerland	60%
PT FMC Santana Petroleum Equipment Indonesia	Indonesia	60%
Smith Meter G.m.b.H.	Germany	100%
Smith Meter Holding Ltd.	Delaware	100%
Smith Meter Inc.	Delaware	100%

(1)	The names of various active and inactive subsidiaries have been omitted. Such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary. The Company owns 37.5% of MODEC International, LLC, and is also a minority owner of certain other affiliates. These entities are not subject to inclusion in the determination of the Company’s significant subsidiaries.
(2)	Percentages shown for indirect subsidiaries reflect the percentage of voting securities owned by the parent subsidiary.